UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 24, 2011

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

15122 Tealrise Way, Lithia, FL 33547

(Address of Principal Executive Offices)

(813) 260-1865

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 24, 2011, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State (“Certificate of Amendment”).  The Certificate of Amendment increased the Company’s authorized shares of common stock, $0.00001 par value, from 100,000,000 shares to 150,000,000 shares.

The increase in authorized shares of common stock reflected in the Certificate of Amendment was approved by a majority of shareholders pursuant to a Special Meeting of Shareholders held on March 3, 2011 (Please refer to the Company’s Definitive Proxy Statement field with the Securities and Exchange Commission on February 7, 2011).

A copy of the Certificate of Amendment is attached hereto as an exhibit. The information above is qualified in its entirety by reference to the exhibit.

Item 9.01 Financial Statements and Exhibits.

3(i). Certificate of Amendment to its Certificate of Incorporation filed with the Delaware Secretary of State on March 24, 2011

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jack Wagenti
Name: Jack Wagenti
Title: Chairman of the Board
Date: April 20, 2011